      As filed with the Securities and Exchange Commission on May 27, 2004
                                                    Registration No. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                              THE GILLETTE COMPANY
             (Exact name of registrant as specified in its charter)

                DELAWARE                                04-1366970
      (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)               Identification No.)

                            PRUDENTIAL TOWER BUILDING
                                BOSTON, MA 02199

          (Address of principal executive offices, including zip code)

                     ---------------------------------------

               THE GILLETTE COMPANY 2004 LONG-TERM INCENTIVE PLAN

                            (Full title of the plan)

                            -------------------------

                              WILLIAM J. MOSTYN III
                        SECRETARY - THE GILLETTE COMPANY
                            PRUDENTIAL TOWER BUILDING
                                BOSTON, MA 02199
                                 (617) 421-7882

 (Name, address and telephone number, including area code, of agent for service)

                            -------------------------

                  Please send copies of all communications to:
                               Mary E. Weber, Esq.
                                Ropes & Gray LLP
                             One International Place
                                Boston, MA 02110
                                  617-951-7000
                            617-951-7050 (facsimile)

                         CALCULATION OF REGISTRATION FEE

  Title of Each Class of           Amount to be           Proposed Maximum              Proposed Maximum              Amount of
Securities to be Registered (1)   Registered (1)     Offering Price Per Share(2)   Aggregate Offering Price(2)    Registration Fee
------------------------------    --------------     ---------------------------   ---------------------------    ----------------
    Common Stock, $1.00             19,000,000               $41.47                      $787,930,000.00              $99,831.00
    par value per share              shares

(1) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the New York Stock Exchange on May 20, 2004 to be $41.78 and $41.15, respectively.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Gillette Company (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents it has filed with the Securities and Exchange Commission (the "Commission"):

        (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 1, 2004.

        (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to December 31, 2003.

        (c) The description of the Common Stock, $1.00 par value per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on January 11, 2001, as most recently revised by the Registrant's Form 8-A/A, filed with the Commission pursuant to Section 12 of the Exchange Act on March 25, 2003.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the issuance of the Common Stock being registered has been passed upon for the Registrant by William J. Mostyn III, Esq., Secretary and an officer of the Registrant. As of May 1, 2004, Mr. Mostyn beneficially owned 12,176 shares of the Registrant's common stock and held options to purchase 78,501 shares.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived an improper personal benefit.

        The Registrant's bylaws provide that the Registrant shall indemnify current or former directors, officers or employees of the Registrant, in connection with proceedings brought against such persons by reason of their position with the Registrant to the fullest extent permitted by Delaware law. The Registrant's Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

        The Registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Exhibit

        4.1 Composite Certificate of Incorporation of The Gillette Company, as amended, filed as Exhibit 1.1 to The Gillette Company Registration Statement on Form 8-A on January 11, 2001, Commission File No. 1-922, incorporated by reference herein.

        4.2 The Bylaws of The Gillette Company, as amended March 25, 2004, filed as Exhibit 3(ii) to The Gillette Company Quarterly Report on Form 10-Q for the period ended March 31, 2004, Commission File No. 1-922, incorporated by reference herein.

        4.3 Specimen of form of certificate representing ownership of The Gillette Company Common Stock, $1.00 par value, effective January 21, 2003, filed as Exhibit 4(a) to The Gillette Company Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 1-922, incorporated by reference herein.

        4.4 Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of The Gillette Company, filed as Exhibit A to Exhibit 1 to The Gillette Company Current Report on Form 8-K, dated December 30, 1985, Commission File No. 1-922, incorporated by reference herein.

        4.5 Amendment to Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of The Gillette Company, dated December 9, 1996, filed as Exhibit 4(c) to The Gillette Company Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-922, incorporated by reference herein.

        4.6 Renewed Rights Agreement, dated as of December 14, 1995, between The Gillette Company and The First National Bank of Boston, filed as
        Exhibit 4 to The Gillette Company Current Report on Form 8-K, dated December 18, 1995, Commission File No. 1-922, incorporated by reference herein.

        4.7 Amendment No. 1 to the Renewed Rights Agreement, dated as of March 25, 2003, between The Gillette Company and The Bank of New York, as successor to The First National Bank of Boston, filed as Exhibit 1.9 to The Gillette Company's Registration Statement on Form 8-A/A, dated March 25, 2003, Commission File No. 1-922, incorporated by reference herein.

        4.8 Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common stock, filed as
        Exhibit 3(i) to The Gillette Company Quarterly Report on Form 10-Q for the period ended March 31, 1998, Commission File No. 1-922, incorporated by reference herein.

        4.9 Registration Statement on Form 8-A/A, dated March 25, 2003, revising the description of The Gillette Company's registered securities and corresponding rights, Commission File No. 1-922, incorporated by reference herein.

        The Registrant has issued long-term debt and will furnish copies of the instruments defining the rights of holders of such debt to the Commission upon request.

        5.1 Opinion of William J. Mostyn III, Esq., Secretary of The Gillette Company, filed herewith.

        23.1    Consent of KPMG LLP, filed herewith.

        24.1    Powers of Attorney, filed herewith (see signature page in Part
                II).

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 24th day of May, 2004.

                          THE GILLETTE COMPANY

                          By: /s/ Charles W. Cramb, Jr.
                              ------------------------------------------------
                              Name:  Charles W. Cramb, Jr.
                              Title: Senior Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

        We, the undersigned, hereby constitute Charles W. Cramb, Jr. our true and lawful attorney with full power to sign for us in our name and in the capacity indicated below, this Registration Statement and any and all amendments and supplements thereto, including post-effective amendments, pursuant to the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our attorney, to said Registration Statement and to any and all amendments and supplements thereto, including post-effective amendments.

     WITNESS Our Hand and Seal on the Date set forth below.

            Signature                                        Title                              Date
------------------------------------     -------------------------------------------------   ------------


/s/ James M. Kilts                       Chairman of the Board of Directors, President,      May 20, 2004
------------------------------------     Chief Executive Officer, and Director
JAMES M. KILTS


/s/ Edward F. Degraan                    Vice Chairman of the Board of Directors and         May 20, 2004
------------------------------------     Director
EDWARD F. DEGRAAN


/s/ Charles W. Cramb, Jr.                Senior Vice President and Chief Financial Officer   May 20, 2004
------------------------------------
CHARLES W. CRAMB, JR.


/s/ Joseph J. Schena                     Vice President, Controller and Principal            May 20, 2004
------------------------------------     Accounting Officer
JOSEPH J. SCHENA


/s/ Roger K. Deromedi                    Director                                            May 20, 2004
------------------------------------
ROGER K. DEROMEDI


/s/ Wilbur H. Gantz                      Director                                            May 20, 2004
------------------------------------
WILBUR H. GANTZ


/s/ Michael B. Gifford                   Director                                            May 20, 2004
------------------------------------
MICHAEL B. GIFFORD


/s/ Ray J. Groves
------------------------------------     Director                                            May 20, 2004
RAY J. GROVES


/s/ Dennis F. Hightower
------------------------------------     Director                                            May 20, 2004
DENNIS F. HIGHTOWER


/s/ Herbert H. Jacobi
------------------------------------     Director                                            May 20, 2004
HERBERT H. JACOBI


/s/ Nancy J. Karch
------------------------------------     Director                                            May 20, 2004
NANCY J. KARCH


/s/ Fred H. Langhammer
------------------------------------     Director                                            May 20, 2004
FRED H. LANGHAMMER


/s/ Jorge Paulo Lemann
------------------------------------     Director                                            May 20, 2004
JORGE PAULO LEMANN


/s/ Marjorie M. Yang
------------------------------------     Director                                            May 20, 2004
MARJORIE M. YANG

                                  EXHIBIT INDEX

Exhibit

4.1 Composite Certificate of Incorporation of The Gillette Company, as amended, filed as Exhibit 1.1 to The Gillette Company Registration Statement on Form 8-A on January 11, 2001, Commission File No. 1-922, incorporated by reference herein.

4.2     The Bylaws of The Gillette Company, as amended March 25, 2004, filed as
Exhibit 3(ii) to The Gillette Company Quarterly Report on Form 10-Q for the period ended March 31, 2004, Commission File No. 1-922, incorporated by reference herein.

4.3 Specimen of form of certificate representing ownership of The Gillette Company Common Stock, $1.00 par value, effective January 21, 2003, filed as
Exhibit 4(a) to The Gillette Company Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 1-922, incorporated by reference herein.

4.4 Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of The Gillette Company, filed as Exhibit A to Exhibit 1 to The Gillette Company Current Report on Form 8-K, dated December 30, 1985, Commission File No. 1-922, incorporated by reference herein.

4.5 Amendment to Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of The Gillette Company, dated December 9, 1996, filed as Exhibit 4(c) to The Gillette Company Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-922, incorporated by reference herein.

4.6 Renewed Rights Agreement, dated as of December 14, 1995, between The Gillette Company and The First National Bank of Boston, filed as Exhibit 4 to The Gillette Company Current Report on Form 8-K, dated December 18, 1995, Commission File No. 1-922, incorporated by reference herein.

4.7 Amendment No. 1 to the Renewed Rights Agreement, dated as of March 25, 2003, between The Gillette Company and The Bank of New York, as successor to The First National Bank of Boston, filed as Exhibit 1.9 to The Gillette Company's Registration Statement on Form 8-A/A, dated March 25, 2003, Commission File No. 1-922, incorporated by reference herein.

4.8 Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common stock, filed as Exhibit 3(i) to The Gillette Company Quarterly Report on Form 10-Q for the period ended March 31, 1998, Commission File No. 1-922, incorporated by reference herein.

4.9 Registration Statement on Form 8-A/A, dated March 25, 2003, revising the description of The Gillette Company's registered securities and corresponding rights, Commission File No. 1-922, incorporated by reference herein.

The Registrant has issued long-term debt and will furnish copies of the instruments defining the rights of holders of such debt to the Commission upon request.

5.1 Opinion of William J. Mostyn III, Esq., Secretary of The Gillette Company, filed herewith.

23.1    Consent of KPMG LLP, filed herewith.

24.1    Powers of Attorney, filed herewith (see signature page in Part II).